Exhibit 99.1

Auto Services Group Limited, a Leading Provider of Digitalized Auto Services and Auto Insurance in China, Announces Merger Agreement with Goldenbridge Acquisition Limited to Become a Publicly Traded Company on Nasdaq

Upon Completion of the Merger, the Combined Company is Expected to Trade on Nasdaq

●	Auto Services Group Limited (“SunCar”) is a leading provider of digital platforms of comprehensive automotive services and market-wide auto insurance products in China.

●	SunCar generated revenues of approximately US$250 million in 2021 (unaudited)[1], and its revenue has a compounded annual growth rate of 32% from 2015 to 2021. Revenues in 2021 increased by 4.6% comparing to those in 2020.

●	The proposed transactions value the combined company at an estimated enterprise value on a pro-forma basis of approximately US$858 million, assuming no redemptions from the trust account.

Shanghai, China— May 26, 2022— Auto Services Group Limited (“SunCar” or the “Company”), a leading provider of digitalized auto services and auto insurance through Sun Car Online Insurance Agency Co., Ltd., an indirect majority owned subsidiary in Shanghai, announced that on May 23, 2022, it has entered into a definitive merger agreement (the “Merger Agreement”) for a business combination with Goldenbridge Acquisition Limited (“Goldenbridge”) (Nasdaq: GBRG, GBRGU, GBRGW, GBRGR), a British Virgin Islands special purpose acquisition company. Upon consummation of the transactions contemplated by the Merger Agreement, (i) Goldenbridge will reincorporate to the Cayman Islands by merging with SunCar Technology Group Inc., a Cayman Islands exempted company and wholly owned subsidiary of Goldenbridge (“SunCar Technology Group”), and (ii) concurrently, SunCar Technology Global Inc. (“SunCar Technology Global”), a Cayman Islands exempted company and wholly owned subsidiary of SunCar Technology Group, will be merged with and into SunCar, resulting in SunCar becoming a wholly owned subsidiary of SunCar Technology Group. Upon the closing of the transactions, the combined company is expected to be Nasdaq-listed.

Founded in 2012, SunCar is a leading provider of digital platforms of comprehensive automotive services and market-wide auto insurance products in China. The Company provides one-stop, fully digitized, on-demand automotive service systems to help clients build up their membership marketplace and serve end customers with high customer satisfaction. SunCar auto services covers over 300 types of regular maintenance as well as reserved services such as car wash, oil change, tire repair, car beautification, road assistance, flight pickup, designated driving, VIP lounge, etc. The Company also provides full-spectrum auto insurance products via highly efficient insurance technology applications.

SunCar has been active in the automotive service market for over 10 years, gaining deep insights and strong market knowledge to differentiate and satisfy the growing demands of car owners all over China. The Company has built up sustainable competitive advantage with a vast B2B client network of over 40,000 auto service suppliers in over 2,500 districts and counties, processing over 76 million orders of services in the last 5 years. The Company has also engaged with over 70 insurance companies, creating 6.2 million insurance policies through over 47,000 sales partners in the last five years.

All the services and insurance policies are processed through over 700 independent digital systems automated by an end-to-end platform. The highly secured SunCar Cloud and Multi-Tenant SaaS bear millions of transactions every month with efficient and stable performance.

The Company consistently makes long-term investments in technology and provides modular and innovative user experiences for its enterprise clients as well as their end customers.

China’s automotive industry is growing fast with strong tailwinds, leaving a massive but highly fragmented after-sales and auto insurance market. SunCar plays an important role in integrating, digitizing and redistributing the tailored service to each client in almost every corner of China.

[1]   According to the unaudited financial statements of SunCar.

With the rapid growth of electric vehicles ("EV”), the automotive industry is shifting to a stronger focus on service experience through online digital applications. SunCar is now closely engaging many emerging and established players in the EV value chain to blaze a trail in the emerging EV service market.

Management Quotes

“With our core mission to seek a high-impact and technology-driven company, I was very pleased to find SunCar. We’re quite impressed by the business performance as well as the technologies supporting comprehensive on-demand services and online insurance. Since the automotive industry is starting to put more emphasis on car owner services, we believe that SunCar is determined to grow bigger in this massive and attractive market.” said Yongsheng Liu, Chairman of Goldenbridge. “I look forward to this partnership that will enable us to collaboratively create greater value for all.”

Ye Zaichang, founder of SunCar, commented: “SunCar has been growing with China’s automotive market for a decade. We’ve turned our wealth of insights and experience into technology-driven solutions, helping our clients satisfy their end customers’ demand with comprehensive on-demand services. Our innovative insurance technology has distributed products from major insurers to customers highly efficiently. With the electrification of automotive industry, SunCar has actively invested in and closely engaged with emerging and established electric vehicles players to create new service lines and superior user experience. We are delighted to partner with Goldenbridge since we share the same visions regarding the market and the technologies. We are highly confident that the Goldenbridge team can help us realize our ambitious business vision and succeed in the long run.”

Key Transaction Terms

Under the terms of the Merger Agreement, Goldenbridge’s wholly owned subsidiary, SunCar Technology Group, will acquire SunCar Technology Group, resulting it being a listed company on the Nasdaq Capital Market. The current management team of SunCar will continue to run the Company after the transaction. Upon effectiveness of such transactions, SunCar’s shareholders and management (“SunCar Shareholders”) expect to receive 80 million ordinary shares of SunCar Technology Group. Shares held by such SunCar Shareholders will be subject to lock-up agreements for a period of 12 months following the date the transactions close, subject to certain exceptions. Other than that, certain key persons of the Company are eligible to receive additional ordinary Shares subject to the Company achieving certain performance milestones.

The proposed transactions contemplated by the Merger Agreement value the combined company at an estimated equity value on a pro-forma basis of approximately US$858 million, assuming no redemptions from the trust account.

The description of the transactions contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement relating to the transactions, a copy of which will be furnished by Goldenbridge with the SEC as an exhibit to a Current Report on Form 8-K.

Advisors

Maxim Group LLC is acting as M&A and financial advisor to Goldenbridge. Loeb & Loeb LLP is acting as legal advisor to Goldenbridge. Pryor Cashman LLP is acting as legal advisor to SunCar. Chain Stone Capital Limited (CTM) is acting as financial advisor to SunCar.

About SunCar

SunCar, together with its affiliates, provide enterprise clients with digitalized, comprehensive, on-demand and plug-in aftermarket auto services and auto insurance solutions to better serve their end customers. Founded in 2012, SunCar is now a leader in China’s auto service market. SunCar’s solutions and digital systems connected over 1,100 clients and 47,000 sales partners. The Company engages with over 40,000 suppliers and 70 insurance companies, covers over 2500 districts and counties, and serves end customers in most cities in China. All the services are distributed at all times through over 700 sub-systems on the SunCar Cloud, helping its clients better react to their customers’ demands.

About Goldenbridge Acquisition Limited

Goldenbridge Acquisition Limited is incorporated in the British Virgin Islands as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Goldenbridge’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although Goldenbridge intended to focus on opportunities in the artificial intelligence and any other related technology innovations market.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Goldenbridge, SunCar, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Goldenbridge’s and SunCar’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “aims,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Goldenbridge’s and SunCar’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Goldenbridge or SunCar and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Goldenbridge or SunCar following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of Goldenbridge or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that SunCar or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in a registration statement on Form F-4 (the “Form F-4”) to be filed by SunCar Technology Group (when available) relating to the business combination, including those identified under the “Risk Factors” heading therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Goldenbridge and SunCar. Goldenbridge and SunCar caution that the foregoing list of factors is not exclusive. Goldenbridge and SunCar caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Goldenbridge or SunCar undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their respective expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Important Information

SunCar Technology Group Inc. (“SunCar Technology Group”), Goldenbridge Acquisition Limited (“Goldenbridge”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Goldenbridge’s ordinary shares in respect of the proposed transactions described herein. Information about Goldenbridge’s directors and executive officers and their ownership of Goldenbridge’s ordinary shares is set forth in Goldenbridge’s Annual Report on Form 10-K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the Form F-4 pertaining to the proposed transactions when it becomes available. These documents can be obtained free of charge from the sources indicated below.

In connection with the transactions described herein, SunCar Technology Group will file relevant materials with the SEC including on the Form F-4. Promptly after the Form F-4 is declared effective, Goldenbridge will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF GOLDENBRIDGE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT GOLDENBRIDGE/SUNCAR TECHNOLOGY GROUP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GOLDENBRIDGE, SUNCAR AND THE TRANSACTIONS. The proxy statement/prospectus and other relevant materials in connection with the transactions (when they become available), and any other documents filed by Goldenbridge with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

For inquiries regarding SunCar, please contact

SunCar

c/o: Shanghai Feiyou Trading Co., Ltd.

Lingshi Road, No. 656, Suite 209

Shanghai, China

Attn: Ms. Li Chen

Email: chenli@4008801768.com

For inquiries regarding Goldenbridge Acquisition Limited, please contact

Yongsheng Liu

Chief Executive Officer and Chairman

Goldenbridge Acquisition Limited

Tel: +86 (186) 0217-2929